Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Mandy Gresh (212) 484-4925 mgresh@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports First Quarter 2010 Results

NEW YORK, April 26, 2010 -- Travelzoo Inc. (NASDAQ: TZOO):

•         Revenue of $28.5 million, up 24% year-over-year

•         Operating profit from continuing operations of $5.2 million, up 14% year-over-year

•         Cash flow from operations of $9.8 million

•         Net income per share from continuing operations of $0.15, compared to $0.13 in the prior-year period

•         Earnings per share of $0.15, compared to $0.02 in the prior-year period

Travelzoo Inc., a global Internet media company, today announced financial results for the first quarter ended March 31, 2010, with revenue of $28.5 million, an increase of 24% year-over-year.  All revenues were generated from the sale of online advertising.  Operating profit from continuing operations was $5.2 million, up 14% year-over-year.  Net income from continuing operations was $2.5 million, with diluted net income per share from continuing operations of $0.15, compared to diluted net income per share from continuing operations of $0.13 in the prior-year period.  Revenue, operating profit and income from continuing operations for all periods exclude the results of Travelzoo’s former Asia Pacific business segment, which are reported as discontinued operations.

“We kicked off 2010 with record revenue and strong growth in the number of Travelzoo subscribers.  We continue to make great progress with building a strong Travelzoo brand and business in Europe,” said Holger Bartel, CEO of Travelzoo.  “While we are making significant investments in growing our audience and our Fly.com business, we also intend to become more efficient and to further improve earnings per share.”

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North America

North America business segment revenue grew 12% year-over-year to $22.4 million.  Operating profit was $6.1 million, or 27% of revenue, up from an operating profit of $5.8 million, or 29% of revenue, in the prior-year period.

Europe

            Europe business segment revenue grew 107% year-over-year to $6.2 million.  In local currency terms, revenue grew 91% year-over-year.  Operating loss was $951,000, compared to an operating loss of $1.3 million in the prior-year period.  Travelzoo began operations in the U.K. in May 2005, in Germany in September 2006, and in France in March 2007.  In May 2008, Travelzoo began publishing its weekly Top 20® list in Spain, after having operated a sales office in Barcelona since November 2006.

Subscribers

            Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 17.8 million as of March 31, 2010, up 25% from March 31, 2009, and up 6% from December 31, 2009.  In North America, total unduplicated number of subscribers was 13.8 million as of March 31, 2010, up 18% from March 31, 2009 and up 4% from December 31, 2009. In Europe, total unduplicated number of subscribers was 4.0 million as of March 31, 2010, up 60% from March 31, 2009 and up 10% from December 31, 2009.

Income Taxes

            Income tax expense was $2.5 million, compared to $2.3 million in the prior-year period for continuing operations.  The effective income tax rate was 50%, down from 53% in the prior-year period.  Operating losses from our Europe business segment were treated as having no recognizable tax benefit.

Asset Management

            During the first quarter, Travelzoo generated $9.8 million of cash from operating activities.  Accounts receivable increased by $2.1 million quarter-over-quarter and increased by $1.5 million over the prior-year period to $13.4 million.  Accounts payable decreased by $19,000 quarter-over-quarter and increased by $985,000 over the prior-year period to $6.8 million.  Capital expenditures were $396,000, up from $384,000 in the prior quarter and down from $884,000 in the prior-year period.  Travelzoo exited the first quarter with $30.1 million in cash and cash equivalents.

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Conference Call

            Travelzoo will host a conference call to discuss first quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

•         download the management presentation (PDF format) to be discussed in the conference call;

•         access the Web cast.

About Travelzoo

Travelzoo is a global Internet media company.  With more than 20 million subscribers in North America, Europe, and Asia Pacific and 20 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2010	2009
	--------	--------
Revenues	$ 28,518	$ 22,980
Cost of revenues	1,653	1,218
	--------	--------
Gross profit	26,865	21,762
Operating expenses:
Sales and marketing	14,993	11,414
General and administrative	6,712	5,814
	--------	--------
Total operating expenses	21,705	17,228
	--------	--------
Operating income from continuing operations	5,160	4,534
Other income and expense:
Interest income and other income	42	19
Loss on foreign currency	(209)	(187)
	--------	--------
Income from continuing operations before income taxes	4,993	4,366
Income taxes	2,519	2,325
	--------	--------
Income from continuing operations	2,474	2,041

Loss from discontinued operations, net of tax	-	(1,703)
	--------	--------
Net income	$ 2,474	$ 338
	========	========

Basic net income (loss) per share from:
Continuing operations	$ 0.15	$ 0.13
Discontinued operations	$ -	$ (0.10)
Net income	$ 0.15	$ 0.02
Diluted net income (loss) per share from:
Continuing operations	$ 0.15	$ 0.13
Discontinued operations	$ -	$ (0.10)
Net income	$ 0.15	$ 0.02

Shares used in computing basic net income (loss) per share	16,444	16,300
Shares used in computing diluted net income (loss) per share	16,452	16,306

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	March 31,	December 31,
	2010	2009
	----------	----------
ASSETS
Cash and cash equivalents	$ 30,125	$ 19,776
Accounts receivable, net	13,383	11,279
Income taxes receivable	-	6,061
Deposits	108	139
Prepaid expenses and other current assets	956	1,103
Deferred tax assets	966	966
	----------	----------
Total current assets	45,538	39,324
	----------	----------
Deposits, less current portion	353	381
Deferred tax assets, less current portion	52	52
Restricted cash	875	875
Property and equipment, net	4,119	4,089
Intangible assets, net	1,322	1,411
	----------	----------
Total assets	$ 52,259	$ 46,132
	==========	==========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	6,815	6,834
Accrued expenses	5,429	4,278
Deferred revenue	1,228	828
Deferred rent	172	134
Income tax payable	686	-
	----------	----------
Total current liabilities	14,330	12,074
	----------	----------
Deferred tax liabilities	533	533
Long-term tax liabilities	2,150	2,139
Deferred rent, less current portion	612	615

Common stock	164	164
Additional paid-in capital	6,035	4,772
Accumulated other comprehensive loss	(1,047)	(1,173)
Retained earnings	29,482	27,008
	----------	----------
Total stockholders' equity	34,634	30,771
	----------	----------
Total liabilities and
stockholders' equity	$ 52,259	$ 46,132
	==========	==========

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended
	March 31,
	2010	2009
	---------	---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 2,474	$ 338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	562	442
Stock-based compensation	187	-
Provision for losses on accounts receivable	39	278
Net foreign currency effects	209	203
Changes in operating assets and liabilities:
Accounts receivable	(2,321)	(1,005)
Deposits	(8)	73
Income tax receivable	6,061	-
Prepaid expenses and other current assets	130	1,468
Accounts payable	38	(112)
Accrued expenses	1,256	(9)
Deferred revenue	412	(74)
Deferred rent	34	(61)
Income tax payable	683	519
Other non-current liabilities	11	9
	---------	---------
Net cash provided by operating activities	9,767	2,069
	---------	---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(396)	(884)
Purchase of intangible asset	-	(1,760)
	---------	---------
Net cash used in investing activities	(396)	(2,644)
	---------	---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	2,158
Proceeds from sale of Asia Pacific business segment	1,073	-
	---------	--------
Net cash provided by financing activities	1,073	2,158
	---------	---------
Effect of exchange rate on cash and cash equivalents	(95)	(118)
	---------	---------
Net increase in cash and cash equivalents	10,349	1,465
Cash and cash equivalents at beginning of period	19,776	14,179
	---------	---------
Cash and cash equivalents at end of period	30,125	15,644
	=========	=========
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ (4,225)	$ 73
	---------	---------

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended March 31, 2010	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 22,367	$ 6,151	$ -	$ 28,518
Intersegment revenue	29	9	(38)	-
	--------	--------	-----------	-----------
Total net revenues	22,396	6,160	(38)	28,518
	--------	--------	-----------	-----------
Operating income (loss)	$ 6,110	$ (951)	$ 1	$ 5,160
	--------	--------	-----------	-----------

Three months ended March 31, 2009	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 20,006	$ 2,974	$ -	$ 22,980
Intersegment revenue	25	5	(30)	-
	--------	---------	-----------	-----------
Total net revenues	20,031	2,979	(30)	22,980
	--------	---------	-----------	-----------
Operating income (loss)	$ 5,815	$ (1,276)	$ (5)	$ 4,534
	--------	---------	-----------	-----------

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